                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 2, 2004


                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

            0-20421                                 84-1288730
    (Commission File Number)            (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

         On July 13, 2004, Telewest Communications plc ("Telewest"), Telewest Global, Inc. and Telewest UK Limited entered into a transfer agreement (the "Transfer Agreement"). The Transfer Agreement provides for the transfer of substantially all of the assets of Telewest (including the shares in Telewest Communications Networks Limited and its other operating companies, but excluding the shares in Telewest Finance (Jersey) Limited and one share of Telewest Global, Inc's. common stock) to Telewest UK Limited. The asset transfer contemplated by the Transfer Agreement was completed on July 14, 2004. On July 15, 2004, Telewest's financial restructuring (the "Telewest Restructuring") became effective. As a result, all outstanding notes and debentures of Telewest and Telewest Finance (Jersey) Limited have been cancelled. A total of 241,325,000 shares, or 98.5%, of Telewest Global, Inc's. common stock were distributed by an escrow agent to the holders of Telewest's and Telewest Finance (Jersey) Limited's notes and debentures and certain other scheme creditors. The remaining 3,675,000 shares, or 1.5%, of Telewest Global, Inc's. common stock were distributed to Telewest's existing shareholders. As part of the financial restructuring, Telewest Communications Networks Limited, a subsidiary of Telewest until its transfer to Telewest Global, Inc. on July 14, 2004, also completed the amendment of its senior secured credit facility. The amended facility provides for fully committed facilities of Pound Sterling2,030 million.

         Telewest's financial statements as of December 31, 2002 and 2001 and for the three years then ended (the "2002 Financial Statements") are included in Liberty Media Corporation's ("Liberty") Annual Report on Form 10-K for the year ended December 31, 2003 pursuant to Rule 3-09 of Regulation S-X as promulgated by the Securities and Exchange Commission, and may be incorporated by reference into certain registration statements filed by Liberty in the future. Accordingly, Telewest is revising its 2002 Financial Statements to include disclosure related to the Telewest Restructuring. The revised financial statements are included herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibit
                   23       Consent of KPMG Audit plc

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004

                                       LIBERTY MEDIA CORPORATION


                                       By: /s/ Christopher W. Shean
                                           -------------------------------------
                                           Name:  Christopher W. Shean
                                           Title: Senior Vice President
                                                   and Controller

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM to the board of directors and shareholders of Telewest Communications plc

--------------------------------------------------------------------------------

We have audited the accompanying consolidated balance sheets of Telewest Communications plc and subsidiaries (the Group) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity/(deficit) and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements on pages 2 to 39 present fairly, in all material respects, the financial position of Telewest Communications plc and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in note 2 to the financial statements, the Group has suffered recurring losses, has a net shareholders deficit and is undergoing financial restructuring and this raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 3 to the consolidated financial statements, the 2002 consolidated financial statements have been restated.

As discussed in note 4 to the consolidated financial statements, the Group adopted SFAS 141, Business Combinations and SFAS 142, Goodwill and Other Intangible Assets, in 2002.

As discussed in note 4 to the consolidated financial statements, the Group changed its method of accounting for derivative instruments and hedging activities in 2001.

KPMG AUDIT PLC
Chartered Accountants
Registered Auditor
London, England

March 26, 2003, except for note 3, which is as of January 16, 2004.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
years ended December 31

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        (NOTE 2)
                                                                                            2002        2002
                                                                                        RESTATED    RESTATED        2001       2000
                                                                               NOTES   $ MILLION   L MILLION   L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
REVENUE

Consumer Sales Division

Cable television                                                                             541         336         329        279

Consumer telephony                                                                           797         495         488        445

Internet and other                                                                           101          63          40         16
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           1,439         894         857        740

Business Sales Division                                                                      455         283         268        248
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CABLE SEGMENT                                                                        1,894       1,177       1,125        988

Content Segment                                                                              171         106         129         81
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                                              2,065       1,283       1,254      1,069
------------------------------------------------------------------------------------------------------------------------------------

OPERATING COSTS AND EXPENSES

Cable programming expenses                                                                   206         128         142        132

Cable telephony expenses                                                                     351         218         235        235

Content segment expenses                                                                     113          70          83         46

Depreciation                                                                                 797         495         469        423

Impairment of fixed assets                                                                 1,353         841          --         --
------------------------------------------------------------------------------------------------------------------------------------
Cost of sales                                                                              2,820       1,752         929        836

Selling, general and administrative expenses                                                 846         526         497        445

Amortization of goodwill                                                                      --          --         183        147

Impairment of goodwill                                                                     2,326       1,445         766         --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           5,992       3,723       2,375      1,428
------------------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                            (3,927)     (2,440)     (1,121)      (359)

OTHER INCOME/(EXPENSE)

Interest income (including L12 million, L15 million and L15 million
   in 2002, 2001 and 2000, respectively, from related parties)                    22          30          19          15         15

Interest expense (including amortization of debt discount)                                  (850)       (528)       (487)      (385)

Foreign exchange gains/(losses), net                                                         343         213          --        (15)

Share of net losses of affiliates and impairment                                            (190)       (118)       (216)       (15)

Other, net                                                                                    58          36          (3)        (3)

Minority interests in losses of consolidated subsidiaries, net                                 2           1           1          1
------------------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                                                  (4,534)     (2,817)     (1,811)      (761)

Income tax benefit                                                                17          45          28          70          6
------------------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                                                  (4,489)     (2,789)     (1,741)      (755)
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per ordinary share                                               $  (1.56)   L  (0.97)   L  (0.60)   L (0.28)

Weighted average number of ordinary shares outstanding (millions)                          2,873       2,873       2,880      2,705
------------------------------------------------------------------------------------------------------------------------------------

All income is derived from continuing operations.

See accompanying notes to the consolidated financial statements.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
years ended December 31

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (NOTE 2)
                                                                                                        2002       2002
                                                                                                    RESTATED   RESTATED        2001
                                                                                          NOTES    $ MILLION  L MILLION   L MILLION
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Cash and cash equivalents                                                                                628        390          14

Secured cash deposits restricted for more than one year                                      21           19         12          20

Trade receivables (net of allowance for doubtful accounts
   of L12 million and L16 million)                                                                       193        120         116

Other receivables                                                                             9          110         68         112

Prepaid expenses                                                                                          43         27          33
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                                     993        617         295

Investment in affiliates, accounted for under the equity
   method, and related receivables                                                           10          605        376         547

Property and equipment (less accumulated depreciation of
   L3,196 million and L1,873 million)                                                        11        4,182      2,598       3,473

Goodwill (less accumulated amortization of L2,593 million
   and L1,148 million)                                                                        6          719        447       1,892

Inventory                                                                                    14           45         28          67

Other assets (less accumulated amortization and write offs of L76 million
   and L47 million)                                                                          13           47         29          58
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                           6,591      4,095       6,332
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' FUNDS

Accounts payable                                                                                         177        110         109

Other liabilities                                                                            15        1,019        633         524

Debt repayable within one year                                                               16        8,762      5,444          --

Capital lease obligations repayable within one year                                                      124         77          --
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                             10,082      6,264         633

Deferred tax                                                                                 17          137         85         113

Debt repayable after more than one year                                                      16           10          6       4,897

Capital lease obligations repayable after more than one year                                             204        127         238
------------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                     10,433      6,482       5,881
------------------------------------------------------------------------------------------------------------------------------------
MINORITY INTERESTS                                                                                        (2)        (1)         --
------------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' (DEFICIT)/EQUITY

Ordinary shares, 10 pence par value; 4,300 million authorized; 2,873 and 2,886 million issued
   in 2002 and 2001 respectively                                                                         462        287         287

Limited voting convertible ordinary shares, 10 pence par value; 300 million authorized and 82 million and 63 million
   outstanding in 2002 and 2001 respectively                                                              13          8           8

Additional paid in capital                                                                             6,797      4,223       4,224

Accumulated deficit                                                                                  (11,094)    (6,893)     (4,104)

Accumulated other comprehensive (loss)/income                                                20          (18)       (11)         37
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      (3,840)    (2,386)        452

Ordinary shares held in trust for the Telewest

   Restricted Share Scheme and the Telewest Long-Term

   Incentive Plan                                                                                         --         --          (1)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' (DEFICIT)/EQUITY                                                                  (3,840)    (2,386)        451
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                             6,591      4,095       6,332
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to the consolidated financial statements.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
years ended December 31

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         (NOTE 2)
                                                                                             2002        2002
                                                                                         RESTATED    RESTATED       2001        2000
                                                                                        $ MILLION   L MILLION  L MILLION   L MILLION
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                                  (4,489)     (2,789)    (1,741)       (755)

Adjustments to reconcile net loss to net cash provided/(utilized) by operating activities

Depreciation                                                                                 797         495        469         423

Impairment of fixed assets                                                                 1,353         841         --          --

Amortization of goodwill                                                                      --          --        183         147

Impairment of goodwill                                                                     2,326       1,445        766          --

Amortization and write off of deferred financing costs and issue discount on Senior
   Discount Debentures                                                                       184         114         99         147

Deferred tax credit                                                                          (45)        (28)       (70)         --

Unrealized (gain)/loss on foreign currency translation                                      (343)       (213)       (10)         20

Non-cash accrued share based compensation (credit)/cost                                       (2)         (1)         1           5

Share of net (profits)/losses of affiliates and impairment                                   (16)        (10)       216          15

Loss on disposal of assets                                                                   148          92          4          --

Minority interests in losses of consolidated subsidiaries                                     --          --         (1)         (1)

Changes in operating assets and liabilities net of effect of acquisition of subsidiaries

Change in receivables                                                                         31          19         25          (8)

Change in prepaid expenses                                                                    10           6          6         (19)

Change in accounts payable                                                                    27          17          3          (2)

Change in other liabilities                                                                  160         100         62          70

Change in other assets                                                                        24          15          1         (46)
------------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED/(UTILIZED) BY OPERATING ACTIVITIES                                         165         103         13          (4)
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for property and equipment                                                        (721)       (448)      (548)       (527)

Cash paid for acquisition of subsidiaries, net of cash acquired                               --          --         (6)        (24)

Additional investments in and loans to affiliates                                             --          --        (26)        (10)

Repayment of loans made to joint ventures (net)                                               14           9          9           3

Proceeds from disposal of assets                                                               2           1          2           2

Disposal of subsidiary undertaking, net of cash disposed                                      23          14          8          --

Disposal of associate undertaking, net of cash disposed                                       95          59         --          --
------------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                       (587)       (365)      (561)       (556)
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from exercise of share options                                                       --          --          6           3

Share issue costs                                                                             --          --         --         (13)

Proceeds from issue of Senior Discount Notes and Senior Notes 2010                            --          --         --         544

Proceeds from issue of Senior Convertible Notes 2005                                          --          --         --         330

Proceeds from issue of Accreting Convertible Notes 2003                                       --          --         30          20

Issue costs of Notes and credit facility arrangement costs                                    --          --        (41)         --

Net proceeds from maturity of forward contracts                                              122          76         --         107

Release/(placement) of restricted deposits                                                    13           8         (8)         --

Repayments from borrowings under old credit facilities                                        (3)         (2)      (824)       (141)

Repayment of SMG equity swap                                                                 (53)        (33)        --          --

Proceeds/(repayment) from borrowings under new credit facility                             1,030         640      1,393        (260)

Capital element of finance lease repayments                                                  (82)        (51)       (54)        (35)
------------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                  1,027         638        502         555
------------------------------------------------------------------------------------------------------------------------------------
Net increase/(decrease) in cash and cash equivalents                                         605         376        (46)         (5)

Cash and cash equivalents at beginning of year                                                23          14         60          65
------------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                     628         390         14          60
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to the consolidated financial statements.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIT) AND
COMPREHENSIVE LOSS

------------------------------------------------------------------------------------------------------------------------------------
                                                     ORDINARY    LIMITED    SHARES ADDITIONAL          OTHER   ACCUMULATED     TOTAL
                                                       SHARES     VOTING   HELD IN    PAID-IN  COMPREHENSIVE       DEFICIT
                                                                  SHARES     TRUST    CAPITAL           LOSS
                                                    L MILLION  L MILLION L MILLION  L MILLION      L MILLION     L MILLION L MILLION
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                              228          6        (2)     2,328             --       (1,608)      952

Ordinary shares issued on exercise of share options        --         --        --          3             --           --         3

Shares issued to acquire Flextech Plc net of issue
   costs                                                   60         --        --      1,873             --           --     1,933

Accrued share based compensation cost                      --         --        --          5             --           --         5

Unrealised gain on deemed disposal of shares in an
   affiliate                                               --         --        --          7             --           --         7

Net loss                                                   --         --        --         --             --         (755)     (755)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                              288          6        (2)     4,216             --       (2,363)    2,145

Unrealised gain/(loss) on derivative financial instruments:

   Cumulative effects of accounting change                 --         --        --         --            (16)          --       (16)

   Amounts reclassified into earnings                      --         --        --         --             (5)          --        (5)

   Current period increase in fair value                   --         --        --         --             57           --        57

Net loss                                                   --         --        --         --             --       (1,741)   (1,741)
                                                                                                                             ------

TOTAL COMPREHENSIVE LOSS                                                                                                     (1,705)

Unrealised gain on deemed partial disposal of
   investment                                              --         --        --         --              1           --         1

Ordinary shares issued on exercise of share options         1         --         1          6             --           --         8

Gain on retranslation of investment in an overseas
   subsidiary                                              --         --        --          1             --           --         1

Redesignation of ordinary shares                           (2)         2        --         --             --           --        --

Accrued share based compensation cost                      --         --        --          1             --           --         1
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                              287          8        (1)     4,224             37       (4,104)      451


Unrealised gain/(loss) on derivative financial instruments:

   Amounts reclassified into earnings                      --         --        --         --            (48)          --       (48)

Net loss (restated)                                        --         --        --         --             --       (2,789)   (2,789)
                                                                                                                             ------

TOTAL COMPREHENSIVE LOSS (RESTATED)                                                                                          (2,837)

Accrued share based compensation (credit)/cost             --         --         1         (1)            --           --        --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002 (RESTATED)                   287          8        --      4,223            (11)      (6,893)   (2,386)
------------------------------------------------------------------------------------------------------------------------------------


There was no other comprehensive income in the year ended December 31, 2000.

See accompanying notes to the consolidated financial statements.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

1    ORGANIZATION AND HISTORY

Telewest Communications plc ("the Company") and its subsidiary undertakings (together "the Group") provide cable television, telephony and internet services to business and residential customers in the United Kingdom ("UK"). The Group derives its cable television revenues from installation fees, monthly basic and premium service fees and advertising charges. The Group derives its telephony revenues from connection charges, monthly line rentals, call charges, special residential service charges and interconnection fees payable by other operators. The Group derives its internet revenues from installation fees and monthly subscriptions to its ISP. The cable television, telephony and internet services account in 2002 for approximately 26%, 61% and 5%, respectively, of the Group's revenue.

The Group is also engaged in broadcast media activities, being the supply of entertainment content, interactive and transactional services to the UK pay-TV broadcasting market. The Content Division accounts in 2002 for approximately 8% of the Group's revenue.

2    BASIS OF PREPARATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Group's significant estimates and assumptions include capitalisation of labor and overhead costs; impairment of goodwill and long-lived assets (see note 6); and accounting for debt and financial instruments (see note 5). Actual results could differ from those estimates.

The financial statements are prepared on a going concern basis, which the directors believe to be appropriate for the following reasons:

Following the directors' decision on September 30, 2002 not to pay the interest on certain of the Group's bonds and other hedging instruments, the Group is now in default of its bonds and its Senior Secured Facility.

These liabilities are now due for repayment in full and the Group is negotiating with its bondholder creditors and bank facility creditors to effect a reorganization of the Group's debt. This will involve, among other things, the conversion of bond debt to equity and the renegotiation of existing bank facilities. The directors believe the amended facilities will provide the Group with sufficient liquidity to meet the Group's funding needs after completion of the Financial Restructuring. Further details of the planned Financial Restructuring are included in note 23.

In order for the Financial Restructuring to be effective, the Scheme Creditors need to approve the plans by the relevant statutory majority. In addition, the Group's shareholders need to approve the proposed share capital reorganization.

The directors are of the opinion that the status of negotiations of the financial restructuring will lead to a successful outcome and that this is sufficient grounds for issuing the annual financial statements under the assumption of going concern.

The effect on the financial statements as presented, of the going concern basis of preparation being inappropriate, is principally that the book value of tangible fixed assets and investments would be restated from their present value in use to a net realizable value. Whilst the directors believe that the net realizable values would be lower than the current value in use there is insufficient information available for the directors to quantify the difference.

The Group faces the following significant risks and uncertainties about:

o       its continued ability to raise finance to fund its operations;

o its successful execution of its long term business plan, which in turn will affect the Group's ability to raise further finance under the Senior Secured Facility (see note 16); and

o the need to meet financial and other covenants relating to debt instruments which have already been issued.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

The economic environment and currency in which the Group operates is the United Kingdom and therefore its reporting currency is Pounds Sterling (L). Certain financial information for the year ended December 31, 2002 has been translated into US Dollars ($), with such US Dollar amounts being unaudited and presented solely for the convenience of the reader, at the rate of $1.6095 =L1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on December 31, 2002. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or at any other rate.

3    RESTATEMENT

Subsequent to the issuance of our consolidated financial statements as of and for the year ended December 31, 2002, we have determined the need to adjust the classification of debt previously reflected as non-current in the consolidated balance sheet at December 31, 2002 and write off deferred financing costs as at December 31, 2002 relating to the restated debt. The adjustment of debt reclassifies L1,792 million from non-current "Debt repayable after more than one year" to "Debt repayable within one year". The write off of deferred financing costs decreases other assets and increases interest expense and net loss as at and for the year ended December 31, 2002 by L11 million. There was no impact on the 2001 Consolidated Financial Statements.

These adjustments have been made because the Company recently determined that the effect of non-payment of a hedge contract of L10.5 million in 2002 triggered a default on an additional L1,792 million of bond debt as at December 31, 2002.

We have also determined the need to accrue additional interest of L2 million relating to additional interest for bonds in default as at December 31, 2002. This adjustment increases net loss, interest expense and other liabilities by L2 million as at and for the year ended December 31, 2002.


                                                                                                              RESTATEMENT IMPACT ON
BALANCE SHEET (IN L MILLIONS)                                                                                     DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          As Reported   As Restated
Other assets                                                                                                       40            29

Total assets                                                                                                    4,106         4,095

Debt repayable within one year                                                                                  3,652         5,444

Other liabilities                                                                                                 631           633

Total current liabilities                                                                                       4,393         6,264

Debt repayable after more than one year                                                                         1,798             6

Accumulated deficit                                                                                            (6,880)       (6,893)

Total shareholders' (deficit)/equity                                                                           (2,373)       (2,386)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 RESTATEMENT IMPACT
                                                                                                                 FOR THE YEAR ENDED
CONSOLIDATED STATEMENT OF OPERATIONS (IN L MILLIONS, EXCEPT PER SHARE DATA)                                       DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         As Reported    As Restated
Interest expense                                                                                                (515)          (528)

Net loss                                                                                                      (2,776)        (2,789)

Basic and diluted loss per ordinary share                                                                  L   (0.97)     L   (0.97)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              RESTATEMENT IMPACT ON
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY/(DEFICIT) AND COMPREHENSIVE LOSS (IN L MILLIONS)                   DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          As Reported   As Restated
Total comprehensive loss                                                                                       (2,824)       (2,837)
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

4    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and those of its majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated upon consolidation. All acquisitions have been accounted for under the purchase method of accounting. Under this method, the results of subsidiaries and affiliates acquired in the year are included in the consolidated statement of operations from the date of acquisition.

IMPAIRMENT OF LONG LIVED ASSETS AND GOODWILL

The Group applies Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or disposal of Long-Lived Assets. The Group adopted, from January 1, 2002 SFAS 144 which requires that long-lived assets and certain identifiable intangibles, including goodwill, to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indications of impairment are determined by reviewing undiscounted projected future cash flows. If impairment is indicated, the amount of the impairment is the amount by which the carrying value exceeds the fair value of the assets.

BUSINESS COMBINATIONS AND GOODWILL AND OTHER INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, Business Combinations and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 requires all business combinations undertaken after June 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill arising from business combinations and intangible assets with indefinite lives are no longer amortized but are subject to annual review for impairment (or more frequently should indications of impairment arise). Goodwill associated with equity- method investments will also no longer be amortized upon adoption of SFAS 142, but will be subject to impairment testing as part of the investment to which it relates in accordance with Accounting Principles Board Opinion No. ("APB") 18, The Equity Method of Accounting for Investments in Common Stock. Separable intangible assets that do not have indefinite lives will continue to be amortized over their estimated useful lives and will be subject to review for impairment in accordance with SFAS 144 (see below). The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. For goodwill and intangible assets acquired prior to July 1, 2001, the Group was required to adopt SFAS 142 effective January 1, 2002. As of January 1, 2002 the Group had L2,199 million of unamortized goodwill, L1,892 million of which related to business combinations and L307 million of which related to equity-method investments.

Impairment under SFAS 142 is measured using a two-step approach, initially based on a comparison of the reporting unit's fair value to its carrying value; if the fair value is lower, then the second step compares the implied fair value of the goodwill with its carrying value to determine the amount of the impairment. In connection with SFAS 142's transitional goodwill impairment evaluation, the Statement required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption of January 1, 2002. The Company compared the individual carrying value of its two reporting units, Cable and Content, to their respective fair values. The fair values of the respective reporting units were determined from an analysis of discounted cash flows based on the Company's budgets and long-range plan. The discounted cash flow analysis was performed at a reporting unit level. At January 1, 2002 the fair values of both reporting units were greater than their respective carrying values and therefore the adoption of SFAS 142 on January 1, 2002, had no impact on the Company's financial position or results of operations.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash.

DERIVATIVES AND HEDGING

At January 1, 2001 the Company adopted SFAS 133 Accounting for Derivative Instruments and Hedging Activities as amended by SFAS 137 and SFAS 138. SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires the recognition at fair value of all derivative

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

instruments as assets or liabilities in the Company's balance sheet. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated a hedge and if so, the type of hedge and its effectiveness as a hedge.

For derivatives, which are not designated as hedges, changes in fair value are recorded immediately in earnings.

For derivatives designated as cash flow hedges, changes in fair value on the effective portion of the hedging instrument are recorded within other comprehensive income ("OCI") until the hedged transaction occurs and are then recorded within earnings. Changes in the ineffective portion of a hedge are recorded in earnings. For derivatives designated as fair value hedges, changes in fair value are recorded in earnings. The Group has not, however, had any fair value hedges since the adoption of SFAS 133.

The Group discontinues hedge accounting for derivative financial instruments when it is determined that the derivative instrument is no longer effective in offsetting changes in the cash flows of the hedged item; the derivative instrument expires or is sold; the derivative instrument is no longer designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur; a hedged firm commitment no longer meets the definition of a firm commitment; or its management determines that designation of the derivative instrument as a hedging instrument is no longer appropriate. The tests for determining the effectiveness of a cash flow hedge compare on a strict basis the amount and timing of cash flows on the underlying economic exposure with the cash flows of the derivative instrument.

Upon discontinuation of cash flow hedge accounting, the net gain or loss attributable to the hedging instrument, which has been reported in OCI to the date of discontinuation, continues to be reported in OCI until the date the hedged transaction impacts earnings. This occurs unless it is probable that the hedged transaction will not occur by the end of the originally specified time period. If the hedged transaction is not expected to occur, the net gain or loss is reclassified from OCI to earnings upon discontinuation.

Prior to adoption of SFAS 133 the Group had the following accounting policies in respect of financial instruments. Foreign currency forward contracts, options and swaps, which were used to reduce the exchange risk on the principal amounts and early call premiums on certain foreign currency borrowings, were recorded on the balance sheet at their fair value. Gains and losses arising from changes in fair value were recorded concurrently within earnings. Such gains and losses were offset by gains and losses arising from retranslating the principal amounts of the foreign currency borrowings.

The Group also used foreign currency forward contracts and cross currency interest rate swaps to reduce its exposure to adverse changes in exchange rates associated with the interest payments on certain foreign currency borrowings. Such foreign currency forward contracts and cross currency interest rate swaps were accounted for using the accruals method.

The Group also used interest rate swap agreements and an interest rate collar to manage interest rate risk on the Group's borrowings. Net income or expense resulting from the differential between exchanging floating and fixed interest payments was recorded within the consolidated statement of operations on an accruals basis from the effective date of the interest rate swap agreements and interest rate collar.

INVESTMENTS

Generally, investments in partnerships, joint ventures and subsidiaries in which the Group's voting interest is 20% to 50%, and others where the Group has significant influence, are accounted for using the equity method. Investments which do not have a readily determinable fair value, in which the Group's voting interest is less than 20%, and in which the Group does not have significant influence, are carried at cost and written down to the extent that there has been an other-than-temporary diminution in value. The Group accounts for certain investments in which the Group's ownership is greater than 50% using the equity method. This method is used for such subsidiaries where the minorities have substantive participating rights such as veto over key operational and financial matters and equal representation on the board of directors.

The Group reviews the carrying values of its investments in affiliates, including any associated goodwill, to ensure that the carrying amount of such investments are stated at no more than their recoverable amounts. The Group assesses the recoverability of its investments by determining whether the carrying value of the investments can be recovered through projected discounted future operating cash flows (excluding interest) of the operations underlying the investments. The assessment of the recoverability of the investments will be impacted if projected future operating cash flows are not achieved. The amount of impairment, if any, is measured based on the projected discounted future operating cash flows using a rate commensurate with the risks associated with the assets.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

ADVERTISING COSTS

Advertising costs are expensed as incurred. The amount of advertising costs expensed was L52 million, L48 million, and L38 million for the years ended December 31, 2002, 2001, and 2000, respectively.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided to write-off the cost, less estimated residual value, of property and equipment by equal instalments over their estimated useful economic lives as follows:

Freehold and long leasehold buildings                      50 years   Other equipment

Cable and ducting                                          20 years         Office furniture and fittings                    5 years

Electronic equipment                                                        Motor vehicles                                   4 years

      System electronics                                    8 years

      Switching equipment                                   8 years

      Subscriber electronics                                5 years

      Headend, studio, and playback facilities              5 years

The Group accounts for costs, expenses and revenues applicable to the construction and operation of its cable systems in accordance with SFAS 51 Financial Reporting by Cable Television Companies. Initial subscriber installation costs are capitalized and depreciated over the life of the network.

DEFERRED FINANCING COSTS

Direct costs incurred in raising debt are deferred and recorded on the consolidated balance sheet in other assets. The costs are amortized to the consolidated statement of operations at a constant rate to the carrying value of the debt over the life of the obligation. Deferred financing costs in respect of bond debt in default are written off immediately to the consolidated statement of operations.

MINORITY INTERESTS

Recognition of the minority interests' share of losses of consolidated subsidiaries is limited to the amount of such minority interests' allocable portion of the equity of those consolidated subsidiaries.

FOREIGN CURRENCIES

Transactions in foreign currencies are recorded using the rate of exchange in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange prevailing at the balance sheet date and the gains or losses on translation are included in the consolidated statement of operations.

REVENUE RECOGNITION

Revenues are recognized as network communication services are provided. Credit risk is managed by disconnecting services to customers who are delinquent. Connection and activation fees relating to cable television, telephony and internet are recognized in the period of connection to the extent that such fees are less than direct selling costs. Any excess connection and activation fees over direct selling costs incurred are deferred and amortized over the expected customer life.

Occasionally the Group sells capacity on its network to other telecommunications providers. Sales of capacity are accounted for as sales-type leases, operating leases, or service agreements depending on the terms of the transaction. If title is not transferred or if the other requirements of sales-type lease accounting are not met, revenues are recognized rateably over the term of the agreement.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

Programming revenues are recognized in accordance with Statement of Position ("SOP") 00 - 2, Accounting by Producers or Distributors of Films. Revenue on transactional and interactive sales is recognized as and when the services are delivered. Advertising sales revenue is recognized at estimated realizable values when the advertising is aired.

RECOGNITION OF CONTRACT COSTS

Certain of the sales of network capacity referred to above involve the Group constructing new capacity. Where the Group retains some of this new capacity, either for subsequent resale or for use within the business, then an element of the construction costs is retained within inventory or equipment, respectively. The allocation of construction cost between costs expensed to the statement of operations and costs capitalized within inventory or equipment is based upon the ratio of capacity to be sold and to be retained.

PENSION COSTS

The Group operates a defined contribution scheme (the Telewest Communications plc Pension Trust) or contributes to third-party schemes on behalf of employees. The amount included in expenses in 2002, 2001 and 2000 of L11 million, L10 million and L8 million, respectively, represents the contributions payable to the selected schemes in respect of the relevant accounting periods.

INCOME TAXES

Under the asset and liability method of SFAS 109 Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered.

The Group recognises deferred tax assets only where it is more likely than not that the benefit will be realized through future taxable income. Otherwise a valuation allowance is established to provide against deferred tax assets.

SHARE-BASED COMPENSATION

SFAS 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation costs for share-based employee compensation plans at fair value. The Group has chosen to continue to account for share-based compensation using the intrinsic value method prescribed in APB 25, Accounting for Stock Issued to Employees and related interpretations. Accordingly, compensation cost for fixed plan share options is measured as the excess, if any, of the quoted market price of the Company's shares at the date of the grant over the amount an employee must pay to acquire the shares. Compensation cost for variable plan share options is measured each period using the intrinsic value method until the variable or performance features of the plan become fixed. Compensation expense is recognized over the applicable vesting period.

Shares purchased by the trustees in connection with the Telewest Restricted Share Scheme and certain LTIP awards, are valued at cost and are reflected as a reduction of shareholders' equity in the consolidated balance sheet. This equity account is reduced when the shares are issued to employees based on the original cost of the shares to the trustees.

EARNINGS PER SHARE

Basic earnings per share has been computed by dividing net loss available to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is computed by adjusting the weighted average number of ordinary shares outstanding during the year for all dilutive potential ordinary shares outstanding during the year and adjusting the net loss for any changes in income or loss that would result from the conversion of such potential ordinary shares. There is no difference in net loss and number of shares used for basic and diluted net loss per ordinary share, as potential ordinary share equivalents for employee share options and convertible debt are not included in the computation as their effect would be to decrease the loss per share. The number of potential ordinary shares was 393 million, 393 million and 464 million in 2002, 2001 and 2000, respectively.

INVENTORIES

Inventories of equipment, held for use in the maintenance and expansion of the Group's telecommunications systems, are stated at cost, including appropriate overheads, less provision for deterioration and obsolescence. Network capacity and ducting held for resale are stated at the lower of cost and net realizable value.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

NEW ACCOUNTING STANDARDS APPLICABLE TO THE GROUP

SFAS 143 Accounting for Asset Retirement Obligations

In July 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations. SFAS 143, which is effective for fiscal years beginning after June 15, 2002, requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, an entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

Telewest has evaluated its legal retirement obligations in relation to all of its tangible long-lived assets and specifically in relation to the buildings that it occupies and its network assets. Buildings, which are held under operating leases, do not specify a fixed refurbishment payment, but instead specify a standard of physical restoration for which Telewest is responsible. Telewest attempts to maintain properties on an ongoing basis to the standard required by the lease and consequently would not expect to have significant additional relevant obligations in respect of its leased properties. Also Telewest believes that it has no legal or constructive retirement obligations in relation to its network assets, all located in the United Kingdom, as there is no legal requirement for Telewest to retire such assets. The Group does not therefore believe the adoption of SFAS 143 will have a material impact on the financial statements.

SFAS 145 Rescission of FASB Statements 4, 44 and 64, Amendment of FASB 13, and Technical Corrections

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements 4, 44 and 64, Amendment of FASB 13, and Technical Corrections". SFAS 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. The Group has adopted this standard from January 1, 2002 and reclassified L15 million from extraordinary items to expense for the year ended December 31, 2001. No material adjustments have been required in 2002.

SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities

In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS 146 applies to costs associated with an exit activity that do not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Group does not believe the adoption of this statement will have a material impact on its financial position or results of operations.

SFAS 148 Accounting for Stock Based Compensation--Transition and Disclosure

An amendment of SFAS 123 is effective for the Group for the year ended December 31, 2002. SFAS 148 permits two additional transition methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The Statement also requires new disclosures about the ramp-up effect of stock-based employee compensation on reported results and that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The Group has adopted the disclosure provisions of the Statement in these financial statements. The Group has not adopted the fair value based method of accounting for stock-based employee compensation and still accounts for these in accordance with APB Opinion 25, Accounting for Stock Issued to Employees.

Other new standards

In November 2002, the Emerging Issues Task Force issued its consensus on EITF 00-21, Revenue Arrangements with Multiple Deliverables (EITF 00-21) on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF, in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis,
(2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. The guidance in this Issue is effective for revenue arrangements entered into in fiscal years beginning after June 15, 2003. The Group believes that the adoption of EITF 00-21 will not have a material impact on the Group's financial statements.

In November 2002, the FASB issued FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ('FIN 45'), which addresses the disclosure to be made by a guarantor in its financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees. It requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Group has adopted the disclosure requirements and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. To date the Company has not entered into or modified guarantees.

In January 2003, the FASB issued FASB Interpretation 46, Consolidation of Variable Interest Entities (FIN 46) which interprets Accounting Research Bulletin (ARB) 51, Consolidated Financial Statements. FIN 46 clarifies the application of ARB 51 with respect to the consolidation of certain entities (variable interest entities - 'VIEs') to which the usual condition for consolidation described in ARB 51 does not apply because the controlling financial interest in VIEs may be achieved through arrangements that do not involve voting interests. In addition, FIN 46 requires the primary beneficiary of VIEs and the holder of a significant variable interest in VIEs to disclose certain information relating to their involvement with the VIEs. The provisions of FIN 46 apply immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. FIN 46 applies in the first fiscal year beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest that it acquired before February 1, 2003. To comply with the transitional provisions of FIN 46, Telewest has evaluated its existing structures to determine whether it is reasonably likely that it would be required to consolidate or disclose information about a VIE's nature, purpose, size and activities, together with Telewest's maximum exposure to loss. Telewest is also required to disclose the anticipated impact of adoption of FIN 46 on its financial statements.

Telewest has 50% joint venture interests in two affiliates, UKTV, a joint venture with the BBC, and Front Row Television Limited ("Front Row"), a joint venture with NTL, both of which are accounted for under the equity method, and neither of which are considered VIEs. Management believes that both UKTV and Front Row are businesses as defined by EITF 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, and FIN 46, Consolidation of Variable Interest Entities (Revised December 2003), and, accordingly, does not consider that either consolidation or additional disclosures are required. Telewest does not otherwise make use of traditional VIE structures in its business and does not currently securitize its receivables or other financial assets. The Group does not therefore believe that the impact of the adoption of FIN 46 will have a material effect on its financial statements.

5    FINANCIAL INSTRUMENTS

The Group holds derivative financial instruments solely to hedge specific risks and does not hold such instruments for trading purposes. The derivatives are held to hedge against the variability in cash flows arising from the effect of fluctuations of GBP:USD exchange rate on the Group's US Dollar-denominated debt and from changes in interest rates on its variable rate bank debt.

The Group maintains risk management control systems to monitor currency exchange and interest rate risk attributable to forecasted debt principal payments and interest rate exposure.

CASH FLOW HEDGES

Hedges of US Dollar denominated debt

The Group has issued US Dollar denominated debt instruments with a range of maturities. The Group previously hedged the principal amounts of these instruments up to their first call dates or other such dates where the Group may at its option redeem the instrument before maturity.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

The Group has increased its foreign exchange risk since the discontinuation of hedge accounting as described below. The Group continues to monitor this risk until the Financial Restructuring is completed when the US Dollar-denominated debt instruments will be swapped for equity and the foreign exchange risk is minimised.

In the three-month period ended March 31, 2002, the Group determined that it was probable that forecasted future prepayments of principal against outstanding US Dollar-denominated debt would not occur. Accordingly, the cumulative adjustment in OCI of L53 million resulting from marking to market the derivative instruments has been reclassified from OCI to foreign exchange gains in the Statement of Operations. Subsequent adjustments of the carrying value of these instruments to fair value are taken directly to the Statement of Operations as incurred.

In the nine-month period ended September 30, 2002, the Group had the ability to terminate in-the-money derivative contracts that fluctuate in value. Such derivative contracts hedged our exposure to fluctuations in the US Dollar/pound sterling exchange rates on the Group's US Dollar-denominated debt. In March 2002, the Group terminated certain of these derivative contracts with a nominal value of $999 million (L688 million), netting L74 million cash inflow. In May 2002 the Group terminated further derivative contracts with a nominal value of $367 million (L253 million) realizing an additional L30 million cash inflow. In the three-month period ended September 30, 2002, the Group terminated arrangements with a nominal value of $2.3 billion (approximately L1.5 billion). Contracts with a nominal value of $1 billion were settled in cash resulting in an outflow of L28 million. The remaining contracts with a nominal value of $1.3 billion have yet to be settled for a total cost of L33 million of which L19 million was due on October 1, 2002, but the Company deferred such payment and is considering the payment in the context of its Financial Restructuring.

During the 12-month period ended December 31, 2002, the Group recorded a net L48 million transfer from cumulative OCI to the Statement of Operations arising from the dedesignation of derivative contracts as ineffective hedges, as described above. In the 12-month period ended December 31, 2001, the Group recorded a L36 million gain in fair value to cumulative OCI, consisting of a loss of L25 million to short-term derivative liabilities and a L61 million gain to long-term derivative assets.

HEDGES OF VARIABLE RATE DEBT

As described in note 16 to the consolidated financial statements, the Group has a Senior Secured Facility with a syndicate of banks and a further amount from an Institutional Tranche ("Institutional Tranche"). Drawdowns under the Senior Secured Facility and the Institutional Tranche bear interest at 0.75% to 2.00% above LIBOR and up to 4% above LIBOR respectively, so the Group is exposed to variable cash flows arising from changes in LIBOR. The Group hedges these variable cash flows by the use of interest rate swaps. The interest rate swaps can be summarised as follows:

                                                                     NOTIONAL
        EFFECTIVE DATES                   MATURITIES                 PRINCIPAL              RECEIVES                   PAYS
------------------------------------------------------------------------------------------------------------------------------------
      1/2/1997 - 7/1/2002           12/31/2003 - 3/31/2005             L900m              6-month LIBOR          5.475% - 7.3550%
------------------------------------------------------------------------------------------------------------------------------------

In June 2002, the Group reviewed the effectiveness as hedges of the derivative instruments hedging our exposure to fluctuations in interest rates on its long-term bank debt. The review concluded that continued designation of these instruments as hedges was no longer appropriate and hedge accounting was discontinued with immediate effect. The dedesignation of these instruments as hedges resulted in a transfer of L7 million from cumulative OCI to interest expense within the Statement of Operations. Any movements in the value of the derivatives after June 2002 are recorded within interest expense.

The Group continues to hedge some of its interest rate risk on its Senior Secured Facility through the use of interest rate swaps. The purpose of the derivative instruments is to provide a measure of stability over the Company's exposure to movements in sterling interest rates on its sterling denominated bank debt.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, Disclosures about Fair Value of Financial Instruments requires disclosure of an estimate of the fair values of financial instruments. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgement, and therefore cannot be determined precisely. Changes in assumptions could significantly affect the estimates.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

At December 31, 2002 the Group's significant financial instruments include cash and cash equivalents, trade receivables, interest rate swaps, trade payables and short-term and long-term debt instruments. The following table summarizes the fair value of certain instruments held by and obligations of the Group. The fair value of the other financial instruments held by the Group approximates their recorded carrying amount due to the short maturity of these instruments and these instruments are not presented in the following table:

                                                                                   AT DECEMBER 31,                 AT DECEMBER 31,
                                                                                              2002                            2001
                                                                        CARRYING        FAIR VALUE       CARRYING       FAIR VALUE
                                                                          AMOUNT                           AMOUNT
                                                                       L MILLION         L MILLION      L MILLION        L MILLION
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS - ASSETS

Foreign exchange forward contracts                                            --                --            131              131

Foreign currency swaps                                                        --                --             15               15
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS - LIABILITIES

Interest rate swap agreements                                                (34)              (34)           (25)             (25)

Foreign exchange forward contracts                                            --                --             (4)              (4)
------------------------------------------------------------------------------------------------------------------------------------
DEBT OBLIGATIONS

Accreting Convertible Notes 2003                                             282                62            268              268

Senior Convertible Notes 2005                                                311               130            344              234

Senior Debentures 2006                                                       186                39            206              155

Senior Convertible Notes 2007                                                300                63            300              174

Senior Discount Debentures 2007                                              955               200          1,059              803

Senior Notes 2008                                                            217                46            226              185

Senior Discount Notes 2009                                                   563               108            505              308

Senior Notes 2010                                                            394                83            378              315

Senior Discount Notes 2010                                                   222                46            185              136

Senior Secured Facility                                                    2,000             2,000          1,360            1,360

Other debt                                                                    20                20             66               66
------------------------------------------------------------------------------------------------------------------------------------

The estimated fair values of the financial instruments specified above are based on quotations received from independent, third-party financial institutions and represent the net amounts receivable or payable to terminate the position. The estimated fair values of the Debentures and Notes are also based on quotations from independent third-party financial institutions and are based on discounting the future cash flows to net present values using appropriate market interest rates prevailing at the year end.

MARKET RISK AND CONCENTRATIONS OF CREDIT RISK

Market risk is the sensitivity of the value of the financial instruments to changes in related currency and interest rates.

As described above, the Group terminated its portfolio of derivative financial instruments which were used to hedge its exposure to fluctuations in the USD:
GBP exchange rate. Consequently the Group is exposed to fluctuations in the value of its US Dollar-denominated debt obligations.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

Generally, the Group is not exposed to such market risk arising on its interest rate derivative financial instruments because gains and losses on the underlying assets and liabilities offset gains and losses on the financial instruments.

The Group may be exposed to potential losses due to the credit risk of non-performance by the financial institution counterparties to its portfolio of derivative financial instruments. However such losses are not anticipated as these counterparties are major international financial institutions and the portfolio is spread over a wide range of institutions.

Temporary cash investments also potentially expose the Group to concentrations of credit risk, as defined by SFAS 133. At December 31, 2002 the Group had L160 million on deposit with a major international financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Group's customer base.

6    IMPAIRMENT OF ASSETS AND GOODWILL

During the year ended December 31, 2002, the Group undertook an impairment review of its network assets, of goodwill arising on recent acquisitions and of its investments in affiliates acquired in recent years. The review covered the Cable and Content reporting units. The principal reasons for the review were: a share price decline indicative of a fall in the values of the underlying assets and a softening of the ad-sales market, declining revenue growth and a lower than expected customer take-up of additional services.

The review found evidence of impairment in the value of goodwill arising on the core Cable and Content reporting units and in the value of the affiliated undertaking UKTV. The carrying amounts of goodwill, fixed assets and the investments in the affiliated undertakings were written down to fair value, resulting in a charge of L1,445 million against goodwill, an impairment of L841 million against fixed assets and a charge of L88 million against the investments in affiliated undertakings. These charges have been included in the statement of operations within impairment of goodwill, impairment of fixed assets and share of net losses of affiliates and impairment, respectively. The estimated fair value of the goodwill and the investment in UKTV was based on projected future cash flows at a post-tax discount rate of 11.5% which the Group believes is commensurate with the risks associated with the assets. The projected future cash flows were determined using the Company's ten-year plan for the business, with a terminal value which takes into account analysts' and other published projections of future trends across pay-TV platforms, including the total television advertising market.

The changes in the carrying amount of goodwill for the years ended December 31, 2002 and 2001 by reporting unit are as follows:

                                                                                                       CABLE    CONTENT       TOTAL
                                                                                                   L MILLION  L MILLION   L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Balance as of January 1, 2001                                                                          1,394      1,409       2,803

Addition in year                                                                                          11         --          11

Amortization in year                                                                                     (83)       (73)       (156)

Impairment of goodwill                                                                                    --       (766)       (766)
------------------------------------------------------------------------------------------------------------------------------------
Balance as of January 1, 2002                                                                          1,322        570       1,892

Impairment of goodwill                                                                                (1,016)      (429)     (1,445)
------------------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2002                                                                          306        141         447
------------------------------------------------------------------------------------------------------------------------------------

Amortization expense related to goodwill was L183 million (including L27 million related to equity investment goodwill) for the year ended December 31, 2001 (L147 million for the year ended December 31, 2000). The following table reconciles previously reported net income as if the provisions of SFAS 142 were in effect in 2001 and 2000:

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

                                                                                                         2002
                                                                                                     RESTATED        2001       2000
                                                                                                    L MILLION   L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Net loss
    Reported net loss                                                                                  (2,789)     (1,741)     (755)

    Add back amortization of goodwill                                                                      --         183       147
------------------------------------------------------------------------------------------------------------------------------------
Adjusted net loss                                                                                      (2,789)     (1,558)     (608)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      PENCE       PENCE       PENCE
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted net loss per share
    Reported net loss per share                                                                         (97)        (60)        (28)

    Add back amortization of goodwill                                                                    --           6           5
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        (97)        (54)        (23)
Adjusted net loss per share
------------------------------------------------------------------------------------------------------------------------------------

7    BUSINESS COMBINATIONS

On May 30, 2001, the Group acquired 51% of the issued share capital of Rapid Travel Solutions Limited ("Rapid Travel") and was granted a series of call options by, and granted a series of put options to, the vendors in respect of the balance of 49%. Assuming that either party exercises these options, the Group will acquire the remainder of the share capital in tranches ending on November 30, 2003 for total consideration of L4 million. The acquisition has been accounted for using the purchase method of accounting. Goodwill arising on the acquisition was L7 million.

If the Group had acquired Rapid Travel at the beginning of 2000 and 2001, the Group's results would not have been materially different from the actual results as disclosed in these financial statements.

On April 19, 2000 the Company acquired the entire issued share capital of Flextech Plc ("Flextech"), a company engaged in broadcast media activities, for a total consideration of L1,978 million. This comprised 601 million shares of 10p each and acquisition costs of L31 million. The value attributed to the shares issued was 323.85 pence per share, being the average share market price for a five day period around December 17, 2000, the day the terms of the acquisition were agreed to and announced. The acquisition was accounted for using the purchase method of accounting. The goodwill arising on acquisition of Flextech was L1,382 million. As described in note 16, the Group has undertaken an impairment review of goodwill. As a result of the review, a charge of L429 million has been made.

On November 1, 2000 the Company acquired the entire issued share capital of Eurobell (Holdings) PLC ("Eurobell"), from Deutsche Telekom ("DT") and agreed to pay initial and deferred consideration to DT, (as discussed below), in the form of 5% Accreting Convertible Notes due 2003. The aggregate principal amount of such Notes, following agreement of the deferred consideration, is L254 million. The terms of the Accreting Convertible Notes are described in note 16 to these financial statements.

Upon completion of the acquisition, the Company issued a L220 million Accreting Convertible Note to DT in consideration for:

o       Eurobell's entire issued share capital, L72 million

o the assignment of an inter-company loan previously owed by Eurobell to DT, L128 million, and

o a cash payment remitted to Eurobell by DT shortly after the acquisition, L20 million.

Subsequently, on January 15, 2001 DT remitted a further cash payment, L30 million, to Eurobell and the Company issued an additional Accreting Convertible Note to DT for L30 million.

In addition under the terms of the acquisition, the Company was obliged to provide deferred consideration, contingent on Eurobell's turnover for the year ended December 31, 2000 exceeding a certain target. As a result, an additional L3.5 million Accreting Convertible Note, dated April 2, 2001 was issued to DT. This deferred consideration was accrued for at December 31, 2000.

Goodwill of L1 million arose on the acquisition.

If the Company had acquired Flextech and Eurobell on January 1, 2000 the Group's net loss of L755 million and loss per share of L0.28 would have been L820 million and L0.28, respectively.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

8    SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

Cash paid for interest was L287 million, L335 million and L164 million for the years ended December 31, 2002, 2001 and 2000, respectively.

During 2002 there were no significant non-cash investing activities. The amounts stated for 2001 represent the purchase of Rapid Travel. The amounts stated for 2000 represent the purchase of Flextech and Eurobell. These transactions are described in note 7 to the consolidated financial statements.

                                                                                                             YEAR ENDED DECEMBER 31
                                                                                                     2002         2001         2000
                                                                                                L MILLION    L MILLION    L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Acquisitions:

Assets                                                                                                 --            1        1,104

Liabilities assumed                                                                                    --           (2)        (172)

Debt assumed                                                                                           --           --         (261)
------------------------------------------------------------------------------------------------------------------------------------
Net (liabilities)/assets (contributed)/ assumed                                                        --           (1)         671

Less:

Goodwill arising                                                                                       --            7        1,383
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       --            6        2,054
------------------------------------------------------------------------------------------------------------------------------------

Share consideration/capital contribution                                                               --           --        1,946

Debt consideration                                                                                     --           --           75

Purchase of shares                                                                                     --            2           --

Option consideration                                                                                   --            4           --

Direct costs of acquisition                                                                            --           --           33
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       --            6        2,054
------------------------------------------------------------------------------------------------------------------------------------

In 2002 the Group entered into capital lease obligations with a total capital value of L17 million. The Group entered into no vendor financing arrangements during the year, but had a remaining financed balance of L11 million at December 31, 2002. At December 31, 2002, the Group had accrued a further L57 million of capital expenditure for property and equipment.

9    OTHER RECEIVABLES

                                                                                                                      AT DECEMBER 31
                                                                                                            2002                2001
                                                                                                       L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Interconnection receivables                                                                                    7                  2

Accrued income                                                                                                32                 68

Other                                                                                                         29                 27

Foreign currency swap                                                                                         --                 15
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              68                112
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

Accrued income primarily represents telephone calls made by Cable Division subscribers and Business Services Division customers that have not been billed as at the accounting period end. The period of time over which billings have not been billed varies between two days and four weeks.

10    INVESTMENTS

The Group has investments in affiliates accounted for under the equity method at December 31, 2002 and 2001 as follows:

                                                                                               PERCENTAGE OWNERSHIP AT DECEMBER 31
                                                                                                2002                          2001
------------------------------------------------------------------------------------------------------------------------------------
Front Row Television Limited                                                                    50.0%                         50.0%

UKTV                                                                                            50.0%                         50.0%

Blue Yonder Workwise Limited                                                                   100.0%                         70.0%

SMG                                                                                               --                          16.9%
------------------------------------------------------------------------------------------------------------------------------------

During the year Blue Yonder Workwise Limited became a wholly owned subsidiary of the Group. No goodwill arose on the acquisition.

Summarized combined financial information for such affiliates which operate principally in the cable television, broadcasting and interactive media industries is as follows:

                                                                                                                     AT DECEMBER 31
                                                                                                           2002                2001
                                                                                                      L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
COMBINED FINANCIAL POSITION

Current assets                                                                                               61                 162

Property and equipment, net                                                                                  --                  54

Intangible assets, net                                                                                       --                 112

Other assets, net                                                                                            31                   7
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                                 92                 335
------------------------------------------------------------------------------------------------------------------------------------
Current liabilities                                                                                          42                 133

Debt                                                                                                        176                  66

Other liabilities                                                                                            --                 557

Owners' equity                                                                                             (126)               (421)
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and equity                                                                                 92                 335
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             YEAR ENDED DECEMBER 31
                                                                                         2002                2001              2000
                                                                                    L MILLION           L MILLION         L MILLION
------------------------------------------------------------------------------------------------------------------------------------
COMBINED OPERATIONS

Revenue                                                                                   128                 408               406

Operating expenses                                                                       (103)               (324)             (343)
------------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                           25                  84                63

Interest expense                                                                          (12)                (38)              (30)
------------------------------------------------------------------------------------------------------------------------------------
Net profit                                                                                 13                  46                33
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------


                                                                                                                     AT DECEMBER 31
                                                                                                             2002              2001
                                                                                                        L MILLION         L MILLION
------------------------------------------------------------------------------------------------------------------------------------
THE GROUP'S INVESTMENTS IN AFFILIATES ARE COMPRISED AS FOLLOWS:

Goodwill                                                                                                       --                27

Loans                                                                                                         208               260

Share of net assets                                                                                           168               260
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              376               547
------------------------------------------------------------------------------------------------------------------------------------

On September 4, 2002 the investment in SMG plc, a listed investment in an associated undertaking, was reclassified as a current asset investment at net realizable value. This resulted in L42 million being written off the carrying value of the investment. The investment in SMG plc was subsequently sold in November 2002 realizing a gain of L1 million.

11    PROPERTY AND EQUIPMENT

                                                                                    CABLE AND    ELECTRONIC        OTHER
                                                                LAND    BUILDINGS     DUCTING     EQUIPMENT    EQUIPMENT      TOTAL
                                                           L MILLION    L MILLION   L MILLION     L MILLION    L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
ACQUISITION COSTS

Balance at January 1, 2002                                         6          133       3,186         1,424          597      5,346

Additions                                                         --            7         269           135           50        461

Disposals                                                         --           (2)         --            --          (11)       (13)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                                       6          138       3,455         1,559          636      5,794
------------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED DEPRECIATION

Balance at January 1, 2002                                        --           45         894           661          273      1,873

Charge for the year                                               --           10         159           223          103        495

Impairment                                                        --           39         678            90           34        841

Disposals                                                         --           (2)         --            --          (11)       (13)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                                      --           92       1,731           974          399      3,196
------------------------------------------------------------------------------------------------------------------------------------
2002 NET BOOK VALUE                                                6           46       1,724           585          237      2,598
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

                                                                                    CABLE AND    ELECTRONIC        OTHER
                                                                LAND    BUILDINGS     DUCTING     EQUIPMENT    EQUIPMENT      TOTAL
                                                           L MILLION    L MILLION   L MILLION     L MILLION    L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------

ACQUISITION COSTS

Balance at January 1, 2001                                         6          119       2,630         1,393          552      4,700

Additions                                                         --           14         556            31           52        653
Disposals                                                         --           --          --            --           (7)        (7)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                       6          133       3,186         1,424          597      5,346
------------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED DEPRECIATION

Balance at January 1, 2001                                        --           35         546           605          225      1,411

Charge for the year                                               --           10         348            56           55        469

Disposals                                                         --           --          --            --           (7)        (7)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                      --           45         894           661          273      1,873
------------------------------------------------------------------------------------------------------------------------------------
2001 NET BOOK VALUE                                                6           88       2,292           763          324      3,473
------------------------------------------------------------------------------------------------------------------------------------

Cable and ducting consists principally of civil engineering and fiber optic costs. In addition, cable and ducting includes net book value of pre-construction and franchise costs of L18 million and L14 million as of December 31, 2002 and 2001, respectively. Electronic equipment includes the Group's switching, headend and converter equipment. Other equipment consists principally of motor vehicles, office furniture and fixtures and leasehold improvements.

12    VALUATION AND QUALIFYING ACCOUNTS

                                                                                               ADDITION
                                                                                             CHARGED TO
                                                              BALANCE AT   ACQUISITION OF     COSTS AND                   BALANCE AT
                                                               JANUARY 1     SUBSIDIARIES      EXPENSES     DEDUCTIONS   DECEMBER 31
                                                               L MILLION        L MILLION     L MILLION      L MILLION     L MILLION
------------------------------------------------------------------------------------------------------------------------------------
2002    Deferred tax valuation allowances                            901               --           382             --         1,283
        Allowance for doubtful accounts                               16               --            --             (4)           12
------------------------------------------------------------------------------------------------------------------------------------
2001    Deferred tax valuation allowances                            733               --           168             --           901
        Allowance for doubtful accounts                               19               --             3             (6)           16
------------------------------------------------------------------------------------------------------------------------------------
2000    Deferred tax valuation allowances                            491               38           204             --           733
        Allowance for doubtful accounts                               13                5            14            (13)           19
------------------------------------------------------------------------------------------------------------------------------------

13    OTHER ASSETS

The components of other assets, net of amortization and write offs, are as follows:

                                                                                                                      AT DECEMBER 31
                                                                                                            2002
                                                                                                        RESTATED                2001
                                                                                                       L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Deferred financing costs of debentures                                                                        --                  22

Deferred financing costs of Senior Secured Facility                                                           29                  36
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              29                  58
------------------------------------------------------------------------------------------------------------------------------------

During the year L11 million of deferred financing costs of debentures were written off in connection with bond debt default.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

14    INVENTORY

                                                                                                                      AT DECEMBER 31
                                                                                                            2002                2001
                                                                                                       L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Raw materials and consumables                                                                                 --                   1

Inventories of spare capacity and duct held for resale                                                         4                  36

Programming inventory                                                                                         24                  30
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              28                  67
------------------------------------------------------------------------------------------------------------------------------------

15    OTHER LIABILITIES

Other liabilities are summarized as follows:

                                                                                                                      AT DECEMBER 31
                                                                                                            2002
                                                                                                        RESTATED                2001
                                                                                                       L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Deferred income                                                                                              111                 114

Accrued construction costs                                                                                    64                  67

Accrued programming costs                                                                                     21                  24

Accrued interconnect costs                                                                                    17                  39

Accrued interest                                                                                             222                 111

Accrued staff costs                                                                                           10                  35

Accrued expenses                                                                                              42                  41

Other liabilities                                                                                            146                  93
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             633                 524
------------------------------------------------------------------------------------------------------------------------------------

16    DEBT

Debt is summarized as follows at December 31, 2002 and 2001:

                                                                                 WEIGHTED AVERAGE INTEREST RATE       2002      2001
                                                                                   2002        2001        2000  L MILLION L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Accreting Convertible Notes 2003                                                     5%          5%          5%        282       268

Senior Convertible Notes 2005                                                        6%          6%          6%        311       344

Senior Debentures 2006                                                           9.625%      9.625%      9.625%        186       206

Senior Convertible Notes 2007                                                     5.25%       5.25%       5.25%        300       300

Senior Discount Debentures 2007                                                     11%         11%         11%        955     1,059

Senior Notes 2008                                                                11.25%      11.25%      11.25%        217       226

Senior Discount Notes 2009                                                       9.875%      9.875%      9.875%        287       261

Senior Discount Notes 2009                                                        9.25%       9.25%       9.25%        276       244

Senior Notes 2010                                                                9.875%      9.875%      9.875%        394       378

Senior Discount Notes 2010                                                      11.375%     11.375%     11.375%        222       185

Senior Secured Facility                                                          6.223%      7.265%      7.553%      2,000     1,360

Other debt                                                                         6.7%      6.767%      7.432%         20        66
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     5,450     4,897
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

NOTES AND DEBENTURES

                                                       PRINCIPAL AT
                                                           MATURITY         ORIGINAL MATURITY       EARLIEST REDEMPTION    INTEREST
                                                            MILLION                      DATE                      DATE        RATE
-----------------------------------------------------------------------------------------------------------------------------------
Accreting Convertible Notes 2003                   GBP          294          November 1, 2003          November 1, 2003          5%

Senior Convertible Notes 2005                      USD          500              July 7, 2005              July 7, 2003          6%

Senior Debentures 2006                             USD          300           October 1, 2006           October 1, 2000      9.625%

Senior Convertible Notes 2007                      GBP          300         February 19, 2007             March 9, 2003       5.25%

Senior Discount Debentures 2007                    USD        1,537           October 1, 2007           October 1, 2000         11%

Senior Notes 2008                                  USD          350           November 1,2008          November 1, 2003      11.25%

Senior Discount Notes 2009                         GBP          325            April 15, 2009            April 15, 2004      9.875%

Senior Discount Notes 2009                         USD          500            April 15, 2009            April 15, 2004       9.25%

Senior Notes 2010                                  GBP          180          February 1, 2010          February 1, 2005      9.875%

Senior Notes 2010                                  USD          350          February 1, 2010          February 1, 2005      9.875%

Senior Discount Notes 2010                         USD          450          February 1, 2010          February 1, 2005     11.375%
-----------------------------------------------------------------------------------------------------------------------------------

The Debentures and Notes are unsecured liabilities of the Group.

The Senior Convertible Notes 2005 are convertible into 114 million ordinary shares of the Group at a conversion price of 288 pence per ordinary share. Conversion is at the holders' option at any time up to the close of business on June 22, 2005. The Senior Convertible Notes 2007 are convertible into 92 million ordinary shares of the Group at a conversion price of 325 pence per ordinary share. Conversion is at the holders' option at any time up to close of business on February 2, 2007. If Notes are called for redemption prior to maturity, each holder has the right to convert Notes into ordinary shares. The Accreting Convertible Notes 2003 are convertible into 162 million ordinary shares of the Group at an initial conversion price of 156.56 pence per ordinary share. Conversion is at maturity at the holder's option, but the Group can elect to settle in cash at any time, in whole but not in part, at 100% of the accreted value provided that for a certain 10 day period prior to redemption, the price per ordinary share has been at least 130% of the average conversion price in effect on each day during the 10 day period.

On January 15, 2001, DT remitted a cash payment of L30 million to its former subsidiary Eurobell, under the terms of the acquisition of Eurobell by the Company on November 1, 2000. In consideration the Company issued additional Accreting Convertible Notes 2003 for the same amount. In addition, under the terms of the acquisition, the Company was obliged to provide deferred consideration, contingent on Eurobell's turnover for the year ended December 31, 2000 exceeding a certain target. As a result additional L3.5 million Accreting Convertible Notes 2003, dated April 2, 2001, were issued to DT.

The unamortized portion of the discounts on issue of the Senior Discount Notes 2009 and Senior Discount Notes 2010 was L73 million and L58 million respectively. The discount on issue is being amortized up to the first call dates of the bonds, such as to produce a constant rate of return on the carrying amount.

The indentures under which the Debentures and Notes were issued contain various covenants, which among other things, restrict the ability of the Group to incur additional indebtedness, pay dividends, create certain liens, enter into certain transactions with shareholders or affiliates, or sell certain assets. As part of its refinancing, the Group elected not to pay: the interest due on October 1, 2002 on its Senior Debentures 2006 and its Senior Discount Debentures 2007; the interest due on November 1, 2002 on its Senior Notes 2008; and the interest due on January 7, 2003 on its Senior Convertible Notes 2005. The non-payment of interest constitutes a

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

default event under the terms of these four bonds. As a consequence of the non-payment of hedge contracts of L10.5 million, all of the remaining bonds were also in default as at December 31, 2002.

SENIOR SECURED FACILITY

On March 16, 2001 the Group entered into a new senior secured credit facility (the "Senior Secured Facility") with a syndicate of banks for L2 billion, of which L1,855 million was drawn down at December 31, 2002. The Group is also able to raise a further L250m from institutional investors (the "Institutional Tranche") of which L145 million was drawn down at December 31, 2002. The first drawdowns under the Senior Secured Facility were used to repay amounts owed under the old senior secured credit facilities.

Borrowings under the Senior Secured Facility are secured on the assets of the Group including the partnership interests and shares of subsidiaries and bear interest at 0.75% to 2.0% over LIBOR (depending on the ratio of borrowings to quarterly, annualized, consolidated net operating cash flow). Borrowings under the Institutional Tranche bear interest at up to 4% above LIBOR.

The Senior Secured Facility contains cross-default clauses with other debt instruments. As a result of the Group being in default of its Debentures and Notes, it is in default on the Senior Secured Facility. In addition, on March 14, 2003, Telewest notified its Senior Lenders that, as a result of the exceptional items incurred in 2002 and their impact on Telewest's net operating cash flow, it would breach certain financial covenants under its bank facility in respect of the quarter ended December 31, 2002.

The Group is renegotiating its bank facilities and debt financing arrangements. Further details of the Financial Restructuring are included in note 23.

VENDOR FINANCING

The Group has entered into vendor financing arrangements to fund its purchase of equipment from certain suppliers. Under the terms of these arrangements the Group defers payment for periods up to 36 months. Interest is charged on these arrangements at a rate that is fixed for the life of the arrangements. The balance on these arrangements at December 31, 2002 was L11 million.

SMG LOAN

On July 11, 2001, the Group entered into a contract with Toronto Dominion Bank ("TD"), whereby TD provided a loan to the Group, in return for security over 55% of the Group's shareholding in SMG plc. The loan was fully repaid during the year following the sale of the Group's investment in SMG.

BANK LOANS

Bank loans are property loans secured on certain freehold land and buildings held by the Group. The balance at December 31, 2002 was L7 million.

MATURITY PROFILE

As a consequence of the defaults referred to above, the Group's long-term debt has been disclosed as repayable within one year. The original Maturity Profile of the Group's long-term debt was as follows:

                                                                                                                                2002
                                                                                                                           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
2003                                                                                                                           3,652

2004                                                                                                                               1

2005                                                                                                                             316

2006                                                                                                                              --

2007                                                                                                                             300

2008 and thereafter                                                                                                            1,181
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               5,450
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

17    INCOME TAXES

Loss before income taxes is solely attributable to the United Kingdom.

The provisions for income taxes follow:

                                                                                                       2002         2001        2000
                                                                                                  L MILLION    L MILLION   L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Deferred tax benefit                                                                                     28           70           6
------------------------------------------------------------------------------------------------------------------------------------

A reconciliation of income taxes determined using the statutory UK rate of 30% (2001: 30%) to the effective rate of income tax is as follows:

                                                                                                             YEAR ENDED DECEMBER 31
                                                                                                       2002        2001        2000
                                                                                                          %           %           %
------------------------------------------------------------------------------------------------------------------------------------
Corporate tax at UK statutory rates                                                                     (30)        (30)        (30)

Write down of goodwill                                                                                   15          --          --

Change in valuation allowance                                                                            14          26          31
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         (1)         (4)          1
------------------------------------------------------------------------------------------------------------------------------------

Deferred income tax assets and liabilities at December 31, 2002 and 2001 are summarized as follows:

                                                                                                                  2002         2001
                                                                                                             L MILLION    L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Deferred tax assets relating to:

Fixed assets                                                                                                        763         410

Net operating loss carried forward                                                                                  494         465

Other--investments                                                                                                   26          26
------------------------------------------------------------------------------------------------------------------------------------
Deferred tax asset                                                                                                1,283         901

Valuation allowance                                                                                              (1,283)       (901)

Investments in affiliates                                                                                           (85)       (113)
------------------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX LIABILITY PER BALANCE SHEET                                                                            (85)       (113)
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2002 the Group estimates that it has, subject to Inland Revenue agreement, net operating losses ("NOLs") of L1,647 million available to relieve against future profits. This excludes capital allowances on assets which are available to the Group, but have not been claimed.

A valuation allowance of 100% has been provided due to a history of operating losses and management's belief that the likelihood of realizing the benefit of the deferred tax asset is not more likely than not.

The NOLs have an unlimited carry forward period under UK tax law, but are limited to their use to the type of business which has generated the loss.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

18    SHAREHOLDERS' EQUITY

MOVEMENT IN SHARE CAPITAL

On March 31, 2000 the authorized share capital of the Company was increased to L460 million divided into 4,300 million ordinary shares of 10 pence each and 300 million limited voting convertible ordinary shares of 10 pence each.

Between May 5 and July 5, 2000 the Company issued 601 million ordinary shares of 10 pence each in consideration for the entire issued share capital of Flextech. Also in 2000, 4 million ordinary shares of 10 pence each were issued in consideration of L4.6 million on exercise of employee share options.

During 2001 the Company issued 7 million ordinary shares of 10 pence each upon exercise of employee share options. Total consideration received was L6 million. In addition the Company redesignated 20 million ordinary shares of 10 pence each into 20 million limited voting convertible ordinary shares of 10 pence each.

LIMITED VOTING CONVERTIBLE ORDINARY SHARES

The ordinary shares and the limited voting convertible ordinary shares have the same rights, except that the limited voting convertible ordinary shares do not confer the right to vote on resolutions to appoint, reappoint, elect or remove directors of Telewest. No application will be made for the limited voting convertible ordinary shares to be listed or dealt in on any stock exchange. Holders of limited voting convertible ordinary shares are entitled to convert all or some of their limited voting convertible ordinary shares into fully paid ordinary shares, provided that the conversion would not result in a change of control of the Company for the purposes of the indentures governing certain Notes and Debentures. The limited voting convertible ordinary shares are convertible into ordinary shares at the Company's option at any time, subject to certain conditions. The sole holders of the limited voting convertible ordinary shares are Liberty Media and Microsoft.

Members of the Liberty Media Group and/or the Microsoft Group can redesignate all or any of their ordinary shares into limited voting convertible ordinary shares. This is to ensure that, on any future purchase of ordinary shares by members of the Microsoft Group and/or members of the Liberty Media Group, they will, at that time, be able to re-designate such number of their then existing holding of ordinary shares so as to avoid a change of control of the Company for the purposes of the Notes and Debentures.

Future purchases of ordinary shares and/or limited voting convertible ordinary shares by members of the Liberty Media Group and/or the Microsoft Group will, however, be subject to Rule 9 of the UK's City Code on Takeovers and Mergers because both classes of shares are treated as voting shares for that purpose. Under Rule 9, when any person acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more (but less than 50%) of the voting rights of a public company, that person is normally required to make a general offer to shareholders for the entire share capital of the company then in issue. Any person, or group of persons acting in concert, owning shares carrying 50% or more of the voting rights of a public company, subject to their own individual limits, is free to acquire further shares in that public company without giving rise to the requirement to make a general offer for the entire issued share capital of that company.

In May 2001, Liberty Media increased its shareholding in the Company as a result of the purchase of 20 million ordinary shares of 10 pence each. Prior to the increase in shareholding, Liberty Media redesignated 20 million ordinary shares of 10 pence each as limited voting convertible ordinary shares of 10 pence each. As a result Liberty Media and Microsoft's combined shareholdings remained below 50% of the issued ordinary share capital, above which level a change of control for the purposes of the Group's debt securities may occur.

19    SHARE-BASED COMPENSATION PLANS

At December 31, 2002, the Company operated five types of share-based compensation plans: the Executive Share Option Schemes, the Sharesave Schemes, the Telewest Restricted Share Scheme ("RSS"), the Telewest Long Term Incentive Plan ("LTIP") and an Equity Participation Plan ("EPP").

The Company applies APB 25 and related interpretations in accounting for its share-based compensation plans. Compensation cost is recognized over the estimated service period in respect of performance based share option grants to the extent that the market value of

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

the Company's ordinary shares exceeds the exercise price at the earlier of the vesting date or the Balance Sheet date. Compensation cost is recognized for awards over ordinary shares made under the RSS since the awards have no exercise price. Compensation cost is recognized over the estimated service period in respect of the LTIP to the extent that the market value of the Company's ordinary shares exceeds the exercise price at the earlier of the vesting date or the Balance Sheet date.

Compensation cost recognized for share option grants and awards is as follows:

                                                                                                     2002         2001          2000
                                                                                                L MILLION    L MILLION     L MILLION
------------------------------------------------------------------------------------------------------------------------------------
LTIP                                                                                                   (1)          --             5

Executive Share Option Scheme                                                                          --            1             2

EPP                                                                                                    --            1             1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       (1)           2             8
------------------------------------------------------------------------------------------------------------------------------------

During the year, no options or awards were granted over any ordinary shares of the Company. If compensation costs for share option grants and awards under the RSS, LTIP, Executive Option Schemes and EPP had been determined based on their fair value at the date of grant for 2001 and 2000 consistent with the method prescribed by SFAS 123, the Group's net loss and basic and diluted loss per share would have been adjusted to the pro forma amounts set out below:

                                                                                                         2002
                                                                                                     RESTATED       2001       2000
                                                                                                    L MILLION  L MILLION  L MILLION
-----------------------------------------------------------------------------------------------------------------------------------
Net loss

   as reported                                                                                         (2,789)    (1,741)      (755)

   pro forma                                                                                           (2,766)    (1,750)      (757)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                        PENCE      PENCE      PENCE
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per share

   as reported                                                                                            (97)       (60)       (28)

   pro forma                                                                                              (96)       (61)       (28)
------------------------------------------------------------------------------------------------------------------------------------

The fair value of each option grant in all plans was estimated as at the date of grant using a Black-Scholes option-pricing model. The model used a weighted-average, risk-free interest rate of 5.5% and 5.8% for grants in 2001 and 2000 respectively, and an expected volatility of 55% and 30%, respectively. The Group does not expect to pay a dividend on its ordinary shares at any time during the expected life of any outstanding option. The Group expects options to be held until maturity.

PERFORMANCE-BASED SHARE OPTION COMPENSATION PLANS

The Group has two performance-based share option plans: the 1995 (No. 1) Executive Share Option Scheme and the 1995 (No. 2) Executive Share Option Scheme. Under both plans, certain officers and employees are granted options to purchase ordinary shares of the Company. The exercise price of each option generally equals the market price of the Company's ordinary shares on the date of grant. The options are exercisable between three and ten years after the date of the grant with exercise conditional on the Company's shares out-performing by price the FTSE100 Index over any three-year period preceding exercise. The Company may grant options for up to 295 million ordinary shares.

A summary of the status of the Company's performance-based share option plans as of December 31, 2002, 2001, and 2000 and changes during the years ended on those dates are presented below:

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

                                                                        2002                        2001                        2000
                                                                    WEIGHTED                    WEIGHTED                    WEIGHTED
                                                                     AVERAGE                     AVERAGE                     AVERAGE
                                                         NUMBER     EXERCISE         NUMBER     EXERCISE         NUMBER     EXERCISE
                                                      OF SHARES        PRICE      OF SHARES        PRICE      OF SHARES        PRICE
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                     97,699,837       136.4p     52,503,409       173.2p     17,028,622       110.0p

Adjustments during the year                                  --           --             --           --      4,457,322       143.8p

Granted                                                      --           --     53,709,994        98.8p     35,154,239       205.1p

Exercised                                                    --           --     (1,210,816)       78.2p     (2,501,964)      114.9p

Forfeited                                            (7,642,594)      126.0p     (7,302,750)      134.3p     (1,634,810)      208.8p
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                           90,057,243       137.3p     97,699,837       136.4p     52,503,409       173.2p
------------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year end                      36,358,298       141.4p     16,577,655       132.0p     14,938,772       129.8p
------------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value of options granted
   during the year                                                        --                       69.7p                       33.9p
------------------------------------------------------------------------------------------------------------------------------------

The adjustments during 2000 arose as a result of the transfer in of former Flextech outstanding options.

Share options are forfeited due to employees leaving the Group before their share options become exercisable.

The following table summarizes information about the Company's performance-based share option plans outstanding at December 31, 2002.

                                                                                              OPTIONS                        OPTIONS
                                                                                          OUTSTANDING                    EXERCISABLE
                                                             ----------------------------------------     --------------------------
                                                                   NUMBER       WEIGHTED
                                                              OUTSTANDING        AVERAGE     WEIGHTED             NUMBER    WEIGHTED
                                                                       AT      REMAINING      AVERAGE     EXERCISABLE AT     AVERAGE
                                                             DECEMBER 31,    CONTRACTUAL     EXERCISE       DECEMBER 31,    EXERCISE
RANGE OF EXERCISE PRICES                                             2002           LIFE        PRICE               2002       PRICE
------------------------------------------------------------------------------------------------------------------------------------
65.7 - 76.8p                                                   13,890,131        7.4 yrs        74.2p          6,307,995       73.3p

81.5 - 82.5p                                                    2,025,479        8.6 yrs        81.7p            257,834       81.7p

84.6 - 99.9p                                                    2,212,140        2.5 yrs        89.2p          2,212,140       89.0p

102.0 - 109.1p                                                 33,133,132        8.2 yrs       103.8p         10,574,594      103.6p

114.0 - 125.9p                                                 11,133,884        7.5 yrs       119.2p          3,890,521      120.1p

130.4 - 142.9p                                                    982,642        4.2 yrs       139.1p            982,642      139.1p

160.0 - 170.0p                                                  1,502,207        7.3 yrs       166.2p            709,386      167.7p

202.4 - 235.0p                                                 23,883,741        7.5 yrs       229.4p         10,638,164      228.5p

237.3 - 249.4p                                                    543,216        7.1 yrs       239.7p            268,467      240.9p

274.3 - 276.5p                                                    361,832        6.4 yrs       276.4p            332,813      276.4p

289.0 - 294.8p                                                    388,839        6.8 yrs       291.2p            183,742      291.7p
------------------------------------------------------------------------------------------------------------------------------------
65.7 - 294.8p                                                  90,057,243        7.6 yrs       137.3p         36,358,298      141.4p
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

FIXED SHARE OPTION COMPENSATION PLANS

The Company also operates the Sharesave Scheme, a fixed share option compensation scheme. Under this plan, the Company grants options to employees to purchase ordinary shares at up to a 20% discount to market price. These options can be exercised only with funds saved by employees over time in a qualified savings account. The options are exercisable between 37 and 66 months after commencement of the savings contracts.

A summary of the status of the Company's fixed share option plan as of December 31, 2002, 2001, and 2000 and the changes during the years ended on those dates are presented below:

                                                                         2002                        2001                       2000
                                                                     WEIGHTED                    WEIGHTED                   WEIGHTED
                                                                      AVERAGE                     AVERAGE                    AVERAGE
                                                          NUMBER     EXERCISE         NUMBER     EXERCISE         NUMBER    EXERCISE
                                                       OF SHARES        PRICE      OF SHARES        PRICE      OF SHARES       PRICE
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                      21,519,334        80.5p     26,635,135        91.1p     11,679,289      116.9p

Adjustments during the year                                   --           --             --           --        654,868      126.2p

Granted                                                       --           --      9,205,135        60.3p     17,946,934       88.3p

Exercised                                                     --           --     (4,380,809)       57.3p       (876,216)      98.1p

Forfeited                                            (12,550,048)       82.3p     (9,940,127)      100.4p     (2,769,740)     187.6p
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                             8,969,286        78.0p     21,519,334        80.5p     26,635,135       91.1p
------------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year end                           36,272       159.1p         72,926        98.0p      4,443,443       57.1p
------------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value of options granted
   during the year                                            --           --             --        33.3p             --       39.1p
------------------------------------------------------------------------------------------------------------------------------------

The adjustments during 2000 arose as a result of the transfer in of former Flextech outstanding options.

Share options are forfeited due to employees leaving the Group before their share options become exercisable.

The following table summarizes information about the Company's fixed share options outstanding at December 31, 2002:

                                                                                                                 OPTIONS OUTSTANDING
                                                                                                         ---------------------------
                                                                                                               NUMBER       WEIGHTED
                                                                                                          OUTSTANDING        AVERAGE
                                                                                                                   AT      REMAINING
                                                                                                         DECEMBER 31,    CONTRACTUAL
RANGE OF EXERCISE PRICES                                                                                         2002           LIFE
------------------------------------------------------------------------------------------------------------------------------------
 58.5 -  88.3p                                                                                              8,652,129        2.1 yrs
103.9 - 115.9p                                                                                                 40,262        0.9 yrs
128.6 - 161.9p                                                                                                 24,455        0.5 yrs
191.0 - 236.5p                                                                                                252,440        0.6 yrs
------------------------------------------------------------------------------------------------------------------------------------
 58.5 - 236.5p                                                                                              8,969,286        2.0 yrs
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST RESTRICTED SHARE SCHEME ("RSS")

The Company operates the RSS in conjunction with an employment trust, the Telewest 1994 Employees' Share Ownership Plan Trust (the "Telewest ESOP"), which has been designed to provide incentives to executives of the Company. Under the RSS, executives may be granted awards over ordinary shares of the Company based on a percentage of salary. The awards are made for no monetary consideration. The awards generally vest three years after the date of the award and are exercisable for up to seven years after the date when they vest.

The compensation charge related to each award is based on the share price of the ordinary shares on the date the award was made.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

A summary of the status of the RSS at December 31, 2002, 2001, and 2000 and changes during the years ended on those dates are presented below:

                                                                                                      2002        2001         2000
                                                                                                    NUMBER      NUMBER       NUMBER
                                                                                                 OF SHARES   OF SHARES    OF SHARES
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                                                                   530,855     358,316      576,333

Granted                                                                                                 --     248,595           --

Exercised                                                                                          (37,821)    (76,056)    (131,394)

Forfeited                                                                                               --          --      (86,623)
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                                                         493,034     530,855      358,316
------------------------------------------------------------------------------------------------------------------------------------
Awards exercisable at year end                                                                     214,114      38,338       86,989
------------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value of awards granted during the year                                           --       L1.10           --
------------------------------------------------------------------------------------------------------------------------------------

Share awards are forfeited due to employees leaving the Group before their awards become exercisable.

At December 31, 2002, the 493,034 awards outstanding and the 214,114 awards exercisable have weighted average remaining contractual lives of 7.4 years and
6.3 years respectively.

Deferred compensation cost relating to RSS is L38,000 (2001: L478,000).

LONG TERM INCENTIVE PLAN ("LTIP")

The LTIP provides for share awards to executive directors and senior executives. Under the LTIP, an executive will be awarded the provisional right to receive, for no payment, a number of Telewest shares with a value equating to a percentage of base salary. The shares will not vest unless certain performance criteria, based on total shareholder return assessed over a three-year period are met. The percentage of salary will be determined by the Remuneration Committee and will be up to 100% of base salary for executive directors.

A summary of the status of the LTIP at December 31, 2002, 2001, and 2000 and changes during the years ended on those dates are presented below:

                                                                                                2002           2001            2000
                                                                                              NUMBER         NUMBER          NUMBER
                                                                                           OF SHARES      OF SHARES       OF SHARES
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                                                           1,566,507      2,714,552       4,005,075

Granted                                                                                           --        910,730         816,175

Exercised                                                                                    (29,502)    (1,220,362)     (1,152,826)

Forfeited                                                                                 (1,113,733)      (838,413)       (953,872)
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                                                   423,272      1,566,507       2,714,552
------------------------------------------------------------------------------------------------------------------------------------
Awards exercisable at year end                                                               108,569        265,939       1,058,542
------------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value of awards granted during the year                                     --          L1.09           L0.24
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

Share awards are forfeited due to employees leaving the Group before their share options become exercisable or due to performance criteria not being met.

Deferred compensation cost relating to the LTIP is Lnil (2001: L189,000).

EQUITY PARTICIPATION PLAN ("EPP")

The Remuneration Committee has provided that, under the EPP, an employee with two years service or at manager level or above, can use up to 100% of the Short Term Incentive Plan ("STIP") bonus payable to the employee to acquire Telewest shares ("bonus shares"). The employee must deposit the bonus shares with the Trustee of the existing Telewest ESOP. In return, the employee is provisionally allocated for no payment a matching number of Telewest shares. Provided the bonus shares are retained for three years and the employee remains employed for three years, the bonus and matching shares would thereafter be released to the employee.

A summary of the status of the Company's EPP at December 31, 2002, 2001, and 2000 and the changes during the years ended on those dates are presented below:

                                                                                                  2002           2001          2000
                                                                                                NUMBER         NUMBER        NUMBER
                                                                                             OF SHARES      OF SHARES     OF SHARES
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                                                               572,053      1,193,839     1,074,150

Granted                                                                                             --             --       267,524

Exercised                                                                                     (256,790)      (579,430)     (130,576)

Forfeited                                                                                       (9,693)       (42,356)      (17,259)
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                                                     305,570        572,053     1,193,839
------------------------------------------------------------------------------------------------------------------------------------
Awards exercisable at year end                                                                 123,168         26,443       288,253
------------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value of awards granted during the year                                       --             --         L2.49
------------------------------------------------------------------------------------------------------------------------------------

Share awards are forfeited due to employees leaving the Group before their share options become exercisable.

Deferred compensation cost relating to the EPP is L80,000 (2001: L419,000).

20    ACCUMULATED OTHER COMPREHENSIVE INCOME

                                                                                                              2002             2001
                                                                                                    GAINS/(LOSSES)   GAINS/(LOSSES)
                                                                                                        ON MARK TO       ON MARK TO
                                                                                                         MARKET OF        MARKET OF
                                                                                                         CASH FLOW        CASH FLOW
                                                                                                            HEDGES           HEDGES
                                                                                                         L MILLION        L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Balance at January 1                                                                                            37               --

Cumulative effect of accounting change                                                                          --              (16)

Amounts reclassified into earnings                                                                             (48)              (5)

Current period increase in fair value                                                                           --               57

Unrealised gain on deemed partial disposal of investment                                                        --                1
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31                                                                                         (11)              37
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

The amounts reclassified into earnings are detailed in note 5.

21    COMMITMENTS AND CONTINGENCIES

RESTRICTED CASH

At December 31, 2002, the Group has cash restricted as to use of L12 million which provides security for leasing obligations.

OTHER COMMITMENTS

The amount of capital expenditure authorized by the Group for which no provision has been made in the consolidated financial statements is as follows:

                                                                                                                  2002          2001
                                                                                                             L MILLION     L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Contracted                                                                                                          13            28
------------------------------------------------------------------------------------------------------------------------------------

In addition the Group has contracted to buy L28 million of programming rights for which the license period has not yet started.

CAPITAL AND OPERATING LEASES

The Group leases a number of assets under arrangements accounted for as capital leases, as follows:

                                                                                          ACQUISITION       ACCUMULATED     NET BOOK
                                                                                                COSTS      DEPRECIATION        VALUE
                                                                                            L MILLION         L MILLION    L MILLION
------------------------------------------------------------------------------------------------------------------------------------
At December 31, 2002:

   Electronic equipment                                                                           283              (185)          98

   Other equipment                                                                                118               (58)          60

At December 31, 2001:

   Electronic equipment                                                                           290              (187)         103

   Other equipment                                                                                109               (43)          66
------------------------------------------------------------------------------------------------------------------------------------

Depreciation charged on these assets was L44 million and L45 million for the years ended December 31, 2002 and 2001 respectively.

The Group leases business offices and uses certain equipment under lease arrangements accounted for as operating leases. Minimum rental expense under such arrangements amounted to L21 million, L19 million and L17 million for the years ended December 31, 2002, 2001 and 2000, respectively and is included in depreciation expense detailed in note 11.

Future minimum lease payments under capital and operating leases are summarized as follows as of December 31, 2002:

                                                                                                         CAPITAL           OPERATING
                                                                                                          LEASES              LEASES
                                                                                                       L MILLION           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
2003                                                                                                          89                  25

2004                                                                                                          46                  18

2005                                                                                                          38                  14

2006                                                                                                          29                  13

2007                                                                                                          19                  12

2008 and thereafter                                                                                           13                  91
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             234

Imputed interest                                                                                             (30)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             204
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

The Group leases capacity on its network to other telecommunications companies. These leases are accounted for as operating leases and revenues received are recognized over the life of the leases as follows:

                                                                                                                           L MILLION
------------------------------------------------------------------------------------------------------------------------------------
2003                                                                                                                               5

2004                                                                                                                               5

2005                                                                                                                               3

2006                                                                                                                               1

2007                                                                                                                               1

2008 and thereafter                                                                                                                5
------------------------------------------------------------------------------------------------------------------------------------

The assets held under these leases are accounted for as follows:

                                                                                         ACQUISITION       ACCUMULATED           NET
                                                                                               COSTS      DEPRECIATION    BOOK VALUE
                                                                                           L MILLION         L MILLION     L MILLION
------------------------------------------------------------------------------------------------------------------------------------
At December 31, 2002

Cable and ducting                                                                                 45                (5)           40

At December 31, 2001

Cable and ducting                                                                                 45                (3)           42
------------------------------------------------------------------------------------------------------------------------------------

Depreciation charged on these assets was L2 million and L2 million for the years ended December 31, 2002 and 2001 respectively.

CONTINGENT LIABILITIES

The Group has provided performance bonds in respect of its national license and to local authorities up to a maximum amount of L6 million (2001: L7 million).

The Group is a party to various other legal proceedings in the ordinary course of business which it does not believe will result, in aggregate, in a material adverse effect on its financial condition or results of operations.

22    RELATED-PARTY TRANSACTIONS

IDENTITY OF RELEVANT RELATED PARTIES

Liberty Media, Inc ("Liberty") and Microsoft are related parties of the Group, in that they control or controlled, directly or indirectly, more than 20% of the voting rights of the Company in 2002, 2001 and 2000.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

Flextech up to its acquisition on April 19, 2000 was a related party of the Group as Liberty owned more than 20% of the voting rights of Flextech.

UKTV is a related party of the Group, as the Group owns 50% of the voting rights.

TV Travel Group Limited ("TVT") was a related party of the Group, as the Group owned 37.95% of the voting rights before disposal in 2002.

In 2001 Sit-Up Limited ("Sit-Up ") became a related party when the Group sold its shareholding in Screenshop to Sit-Up in return for a 36.36% shareholding.

NATURE OF TRANSACTIONS

The Group had a L10 million loan facility with Liberty. Interest charged on this loan was Lnil in 2001 and L1 million in 2000. The balance due to Liberty at December 31, 2000 was L17 million including accrued interest and was repaid in 2001.

The Group purchases software and consultancy services from Microsoft, on normal commercial terms. Purchases in the year ended December 31, 2002 amounted to L1 million (2001: L2 million, 2000: L2 million). The balance outstanding in respect of these purchases was Lnil at December 31, 2002, 2001 and 2000.

The Group has billed overheads and costs incurred on their behalf to UKTV, TVT and Sit-Up of L11 million, L1 million and L1 million (2001: L8 million, L3 million and L1 million, 2000: L7 million, L10 million and Lnil) respectively. The Group has also made a loan to UKTV. Interest charged on this loan was L12 million (2001: L12 million, 2000: L15 million). Amounts due from UKTV, TVT and Sit-Up at December 31, 2002 were L208 million, L1 million and L4 million respectively (2001: L218 million, L28 million and Lnil and 2000: L229 million, L31 million and Lnil respectively).

In the normal course of its business the Group purchases programming from UKTV on normal commercial terms. Purchases in the year ended December 31, 2002 were L13 million (2001: L9 million, 2000: L7 million). The balance due to UKTV at December 31, 2002 was Lnil (2001: L2 million, 2000: Lnil).

23    SUBSEQUENT EVENTS AND FINANCIAL RESTRUCTURING

The Group is renegotiating its bank facilities and debt financing arrangements. Further details of the proposed Financial Restructuring are as follows:

On September 30, 2002, we announced that we had reached a preliminary agreement relating to a financial restructuring (the "Financial Restructuring") with an ad hoc committee of our bondholders ("the Bondholder Committee"). That agreement provides for the cancellation of all outstanding notes and debentures (the "Notes"), representing approximately L3.4 billion of indebtedness, issued by the Company and Telewest Finance (Jersey) Limited and certain other unsecured foreign exchange hedge contracts (the "Hedge Contracts") of the Company in exchange for New Ordinary Shares ("New Shares") representing 97% of the issued share capital of the Company immediately after the Financial Restructuring. The Company's current ordinary shareholders will receive the remaining 3% of the Company's issued ordinary share capital.

We also announced on September 30, 2002 that we were deferring payment of interest under certain of our Notes and the settlement of the Hedge Contracts. Such non-payment continues and has resulted in defaults under the Group's bank facilities and its bonds. Based on one such default, in respect of non-payment of approximately L10.5 million to a Hedge Contract counter-party, that counter-party has filed a petition for the winding-up of the Company with a UK court. The Company intends to deal with this claim as part of the overall restructuring of its unsecured debt obligations and does not believe that the legal action will delay or significantly impede the Financial Restructuring process. The Company will of course continue to meet its obligations to its suppliers and trade creditors and this legal action is expected to have no impact on customer service.

On January 15, 2003, we announced that we had reached a non-binding agreement with respect to the terms of amended and restated credit facilities with both the steering committee of our senior lenders and the Bondholder Committee. In addition, the terms of these facilities have received credit committee approval, subject to documentation and certain other issues, from all of our senior lenders,

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

save for those banks which are also creditors by virtue of the unsecured Hedge Contracts with which we will deal in the overall Financial Restructuring.

The terms of the amended and restated bank facilities are as follows:

o the amended facilities total L2,155 million, comprising term loans of L1,840 million, L190 million of committed overdraft and revolving credit facilities and an uncommitted term facility of L125 million;

o the amended facilities do not amortise; and the majority of the facilities will mature on December 31, 2005 with the balance maturing on June 30, 2006;

o financial covenants will be re-set to reflect the Company's new business plan; and

o the pricing on the facilities will be increased to reflect market sentiment.

These amended facilities will replace the Group's existing bank facilities (the "Senior Secured Facility") and are, as noted above, conditional on various matters, including the satisfactory finalisation of arrangements for dealing with foreign exchange creditors and the completion of our balance sheet restructuring. These amended credit facilities will provide the Company with substantial liquidity, which is expected to be sufficient to see the Company through to cash flow positive after completion of the Financial Restructuring.

Negotiations are continuing with the Bondholder Committee, the Company's senior lenders and certain other major stakeholders with a view to the timely completion of the Financial Restructuring.

These financial statements have been prepared on a going concern basis and do not include any adjustments that would arise as a result of the going concern basis of preparation being inappropriate. The board of directors have confidence in the successful conclusion of a restructuring of the Company's balance sheet (and any required amendments to the Senior Secured Facility) and, together with and on the basis of cash flow information that they have prepared, the directors consider that the Group will continue to operate as a going concern for a period of at least 12 months from the date of issue of these financial statements. Any restructuring will require the approval of our bankers and various stakeholders. Inherently, there can be no certainty in relation to any of these matters.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

24    QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                                                               2002
                                                                            -------------------------------------------------------
                                                                                          FOURTH
                                                                                TOTAL   QUARTER*       THIRD      SECOND      FIRST
                                                                             RESTATED   RESTATED     QUARTER     QUARTER    QUARTER
                                                                            L MILLION  L MILLION   L MILLION   L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                                                         1,283        307         323         334        319

Gross profit (after L841 million fixed asset impairment charge in the
   fourth quarter)                                                               (469)      (764)         97         100         98

Operating loss                                                                 (2,440)    (2,349)        (31)        (29)       (31)

Finance expenses, net                                                            (296)       (65)        (70)        (61)      (100)

Net loss                                                                       (2,789)    (2,471)       (134)        (59)      (125)

Basic and diluted loss per ordinary share                                        (97p)      (86p)        (5p)        (2p)       (4p)
------------------------------------------------------------------------------------------------------------------------------------

* In the fourth quarter the Group recorded a goodwill impairment charge of L1,445 million, wrote down the value of its investments in affiliates by L130 million and recorded a fixed asset impairment charge of L841 million.

                                                                                                                               2001
                                                                            -------------------------------------------------------
                                                                                          FOURTH       THIRD      SECOND      FIRST
                                                                                TOTAL   QUARTER*     QUARTER     QUARTER    QUARTER
                                                                            L MILLION  L MILLION   L MILLION   L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                                                         1,254        329         312         315        298

Gross profit                                                                      325         91          85          83         66

Operating loss                                                                 (1,121)      (844)        (83)        (87)      (107)

Finance expenses, net                                                            (472)      (131)       (104)        (95)      (142)

Net loss                                                                       (1,741)    (1,122)       (192)       (185)      (242)

Basic and diluted loss per ordinary share                                        (60p)      (38p)        (7p)        (6p)       (9p)
------------------------------------------------------------------------------------------------------------------------------------

* In the fourth quarter the Group recorded a goodwill impairment charge of L766 million and wrote down the value of its investments in affiliates by L202 million.

Finance expenses include foreign exchange gains and losses on the retranslation or valuation of US Dollar-denominated financial instruments using period end exchange rates and market valuations.

25    SEGMENTAL INFORMATION

The Group applies SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as a component of an enterprise that (a) engages in business activities from which it may earn revenues and incur expenses, (b) whose operating results are regularly reviewed by the enterprise's chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and (c) for which discrete financial information is available. The Group's chief operating decision-maker is its Acting Chief Executive Officer. The Group operates two operating segments; Cable and Content. The chief operating decision-maker receives disaggregated financial and subscriber data for the Cable segment, covering; telephony, television and internet product lines, while support, service and network costs are compiled at the operating segment level. The internet product lines comprise internet sales and until November 2002, when the sales ceased, sales of cable publications. The Content operating segment supplies TV

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

programming to the UK pay-TV broadcasting market and its operating results, which are naturally separate from the Cable operating segment, are regularly reviewed by the chief operating decision-maker.

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. In 2001, the Group changed the structure of its segmental analysis, and certain corresponding information from the previous years has been restated to reflect the change in structure.

The following tables present summarized financial information relating to the reportable segments for each of the three years ended December 31, 2002:

                                                                                             NOTE 2
                                                                                               2002       2002
                                                                                           RESTATED   RESTATED       2001       2000
                                                                                          $ MILLION  L MILLION  L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------
CABLE SEGMENT

Cable television                                                                                541        336        329       279

Consumer telephony                                                                              797        495        488       445

Internet and other                                                                              101         63         40        16
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSUMER SALES DIVISION                                                                 1,439        894        857       740

Business Sales Division                                                                         455        283        268       248
------------------------------------------------------------------------------------------------------------------------------------
THIRD PARTY REVENUE                                                                           1,894      1,177      1,125       988

Operating costs and expenses                                                                 (1,333)      (828)      (822)     (757)

Depreciation3                                                                                (2,134)    (1,326)      (453)     (392)

Amortization of goodwill2                                                                    (1,635)    (1,016)       (82)      (86)
------------------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                               (3,208)    (1,993)      (232)     (247)
------------------------------------------------------------------------------------------------------------------------------------
Share of net loss of affiliates                                                                  --         --         (5)       (6)

Additions to property and equipment                                                             737        458        649       587

Investment in affiliates                                                                          5          3          2         3

Goodwill                                                                                        492        306      1,322     1,394

Total assets                                                                                  5,833      3,624      5,093     5,146
------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------


                                                                                             NOTE 2
                                                                                               2002       2002
                                                                                           RESTATED   RESTATED       2001       2000
                                                                                          $ MILLION  L MILLION  L MILLION  L MILLION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CONTENT SEGMENT
------------------------------------------------------------------------------------------------------------------------------------
Content Segment                                                                                 195        121        143        88

Inter-segmental1                                                                                (24)       (15)       (14)       (7)
------------------------------------------------------------------------------------------------------------------------------------
THIRD PARTY REVENUE                                                                             171        106        129        81

Operating costs and expenses                                                                   (183)      (114)      (135)     (101)

Depreciation3                                                                                   (16)       (10)       (16)      (31)

Amortization of goodwill2                                                                      (691)      (429)      (867)      (61)
------------------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                                 (719)      (447)      (889)     (112)
------------------------------------------------------------------------------------------------------------------------------------
Share of net loss of affiliates and impairment                                                 (190)      (118)      (211)       (9)

Additions to property and equipment                                                               5          3          4         8

Investment in affiliates                                                                        600        373        545       781

Goodwill                                                                                        227        141        570     1,409

Total assets                                                                                    758        471      1,239     2,178
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Cable television                                                                                541        336        329       279

Consumer telephony                                                                              797        495        488       445

Internet and other                                                                              101         63         40        16
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSUMER SALES DIVISION                                                                 1,439        894        857       740

Business Sales Division                                                                         455        283        268       248
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CABLE SEGMENT                                                                           1,894      1,177      1,125       988

Content Segment                                                                                 195        121        143        88

Inter-segmental1                                                                                (24)       (15)       (14)       (7)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                                                 2,065      1,283      1,254     1,069

Operating costs and expenses                                                                 (1,516)      (942)      (957)     (858)

Depreciation3                                                                                (2,150)    (1,336)      (469)     (423)

Amortization of goodwill2                                                                    (2,326)    (1,445)      (949)     (147)
------------------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                               (3,927)    (2,440)    (1,121)     (359)

Other expense2                                                                                 (607)      (377)      (690)     (402)

Income tax benefit                                                                               45         28         70         6
------------------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                                                     (4,489)    (2,789)    (1,741)     (755)
------------------------------------------------------------------------------------------------------------------------------------
Share of net loss of affiliates and impairment                                                 (190)      (118)      (216)      (15)

Additions to property and equipment                                                             742        461        653       595

Investment in affiliates                                                                        605        376        547       784

Goodwill                                                                                        719        447      1,892     2,803

Total assets                                                                                  6,591      4,095      6,332     7,324
------------------------------------------------------------------------------------------------------------------------------------

1 Inter-segmental revenues are revenues from sales in our Content Segment which are costs in our Cable Segment and are eliminated on consolidation.

2 In the fourth quarter of 2002, the Group recorded a goodwill impairment charge of L1,445 million and wrote down the value of its investments in affiliates by L130 million. In the fourth quarter of 2001, the Group recorded a goodwill impairment charge of L766 million and wrote down the value of its investments in affiliates by L202 million.

3 In the fourth quarter of 2002 the Group recorded a fixed asset impairment charge of L841 million.

TELEWEST COMMUNICATIONS PLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended December 31, 2002, 2001 and 2000

--------------------------------------------------------------------------------

26 EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT


On July 13, 2004, the Company, Telewest Global, Inc. and Telewest UK Limited entered into a transfer agreement (the "Transfer Agreement"). The Transfer Agreement provides for the transfer of substantially all of the assets of the Company (including the shares in Telewest Communications Networks Limited and its other operating companies, but excluding the shares in Telewest Finance (Jersey) Limited and one share of Telewest Global, Inc's. common stock) to Telewest UK Limited. The asset transfer contemplated by the Transfer Agreement was completed on July 14, 2004. On July 15, 2004, the Company's financial restructuring became effective. As a result, all outstanding notes and debentures of the Company and Telewest Finance (Jersey) Limited have been cancelled. A total of 241,325,000 shares, or 98.5%, of Telewest Global, Inc's. common stock were distributed by an escrow agent to the holders of the Company's and Telewest Finance (Jersey) Limited's notes and debentures and certain other scheme creditors. The remaining 3,675,000 shares, or 1.5%, of Telewest Global, Inc's. common stock were distributed to the Company's existing shareholders. As part of the financial restructuring, Telewest Communications Networks Limited, a subsidiary of the Company until its transfer to Telewest Global, Inc. on July 14, 2004, also completed the amendment of its senior secured credit facility. The amended facility provides for fully committed facilities of L2,030 million.

                                 EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------
     23           Consent of KPMG Audit plc